UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)     November 10, 2005


                        CARDIFF INTERNATIONAL, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                                  Colorado
               (State or Other Jurisdiction of Incorporation)

             000-49709                          84-1044583
     (Commission File Number)        (IRS Employer Identification No.)

      5717 Tanner Ridge Ave., Westlake Village, CA       91362
      (Address of Principal Executive Offices)         (Zip Code)

                                 818-879-9722
             (Registrant's Telephone Number, Including Area Code)

       4685 South Highland Drive, Suite 202, Salt Lake City, Utah 84117
        (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     []   Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

     []   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     []   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     []   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

General

     On November 10, 2005, Cardiff International, Inc. ("Cardiff"), a
Colorado corporation, acquired Legacy Card Company, Inc. ("Legacy"), a privately held Nevada corporation in a triangular merger transaction (the "Merger"). The Plan and Agreement of Merger (the "Plan of Merger"), a copy of which was attached to the Form 8-K Current Report dated and filed November 1, 2005, and which is incorporated herein by reference, was entered into on November 1, 2005. See Item 9.01. The effective date of the Merger was November 10, 2005. As a result of the Merger, Legacy is now a wholly-owned subsidiary of Cardiff and the stockholders of Legacy prior to the Merger are now the controlling stockholders of Cardiff.

     Legacy was formed as a California limited liability company in August 2001. In April 2005, Legacy was converted into a Nevada corporation. Additional information about the business of Legacy is set forth in Item 2.01 of this Form 8-K.

     The Plan of Merger provided for the issuance by Cardiff to the stockholders of Legacy of up to an aggregate 18,000,000 shares of Cardiff common stock, par value $0.001 per share in connection with the Merger. At the effective time of the Merger, and without any action on the part of Legacy stockholders, each share of Legacy common stock (except for shares held in treasury and dissenting shares) was converted into the right to receive four shares of common stock of Cardiff. Legacy shares held by stockholders of Legacy who effectively dissent from the Merger and perfect their appraisal rights under Nevada corporate law are not converted or exchanged. Rather, the holders thereof will be entitled to payment from Legacy as the surviving corporation of the fair value of such shares in accordance with Nevada law. However, any holder who does not perfect such holder's appraisal rights, or withdraws or loses such rights, will have his, her or its shares exchanged for such holder's pro rata share of the Merger consideration. As of the effective time of the Merger, all shares of Legacy common stock were deemed to be no longer outstanding and automatically cancelled and retired. The shares of Cardiff common stock issued in connection with the Merger are restricted securities and will bear a restricted legend. Cardiff waived the condition to the closing of the Merger that required Legacy to raise a total of not less than $1,875,000 prior to closing, with at least $1,000,000 of that sum having been raised by closing, and with a certain portion of the shares that were required to be issued in connection with such funding having been placed in escrow pending the completion of such funding by January 15, 2006.

     As a result of the Merger, the former stockholders of Legacy are now the controlling stockholders of Cardiff.

     As part of the Merger and as further described below under Item 5.02, the officers and directors of Cardiff, resigned from their positions as officers and directors of Cardiff and the officers and directors of Legacy were appointed as officers and directors of Cardiff at the effective time of the Merger. Cardiff filed a Schedule 14(F) with the Securities and Exchange Commission on November 1, 2005.

     Legacy obtained written consent to the Merger from the holders of approximately 53.6% of its shares (the "Majority Stockholders") in lieu of a meeting of stockholders. Notice of the Merger was sent to non-consenting stockholders of Legacy in accordance with Nevada corporate law. Notice was also provided to such stockholders of their appraisal rights under Nevada law.

Loan Transaction - Convertible Notes and Warrants

     Prior to and after the Merger, Legacy has raised or will attempt to raise approximately $1,875,000 in the form of convertible promissory notes (the "Notes"). As of November 1, 2005, a total of $1,057,699 of the Notes had been issued. The Notes bear interest at the rate of 8% per annum, are unsecured, and are payable six months from the date of issuance. Each of the Notes is convertible into shares of common stock (these will be shares of Cardiff common stock, at the price of $1.10 per share. If all of the Notes are issued, of which there can be no assurance, a total of 1,704,545 shares of Cardiff will be issued in the conversion of the Notes. As additional consideration for the purchase of the Notes, each of the Note purchasers was or will be granted a Warrant which entitles the Note holder to purchase shares of Cardiff common stock at the price of $1.75 per share. Assuming that all $1,875,000 of the Notes are issued, Warrants to purchase 852,273 shares of Cardiff will be issued to the Note holders. The Warrants expire five years from the date of issuance.

Other Matters

     At Closing of the Merger, Corporate Capital Management LLC ("CCM") and/or The VentureBanc, Inc. ("VentureBanc") shall pay Jenson Services, Inc., a Utah corporation ("Jenson Services"), the sum of $225,000, $25,000 of which has already been deposited into the Trust Account of Leonard W. Burningham, Esq., counsel for the Company, in consideration of Jenson Services' indemnification of the Company and Legacy with respect to any and all past liabilities of any type or nature of the Company existing or arising prior to Closing, and the Company shall issue an aggregate of 1,175,000 shares of the Company Common Stock to CCM and VentureBanc, in such proportion as they shall agree in writing. It is not anticipated that either will become a five percent stockholder of the Company.

     The following persons have agreed to enter into certain Letter Agreements that will provide:

          Subject to and in consideration of the Closing of the Merger, Charles Calello, the Company's current President and a director, Carole Beroff and Jenson Services, will cancel an aggregate of 535,407 shares of the Company Common Stock currently owned by them. Mr. Calello will cancel 125,000 shares; Ms. Beroff will cancel 160,407 shares; and Jenson Services will cancel 250,000 shares.

          In consideration of the payment of a pro rata portion of the estimated $20,000 expenses of the Company in connection with the Merger, the following persons will be issued an aggregate of 535,116 shares of the Company Common Stock that are "restricted securities" as defined in Rule 144 as promulgated under the Securities Act of 1933, as amended:
     Charles Calello, 178,289 shares; Carole Beroff, 178,414 shares; Duane S. Jenson, 17,841 shares; Travis T. Jenson, 80,286 shares; and Thomas J. Howells, 80,286 shares. Messrs. D. Jenson, T. Jenson and T. Howells are all directors, executive officers and principal shareholders of Jenson Services. The holders of these shares are to be accorded "piggy back" registration rights to have their respective shares included in any registration statement that may be filed with the Securities and Exchange Commission at no cost to such holders.

         ITEM 2.01.  COMPLETION OF ACQUISITION OF ASSETS

     As a result of the Merger described above, on November 1, 2005 Legacy became a subsidiary of Cardiff. Legacy is a marketing and sales firm that has developed the "Commitment 529 Tuition Card," a MasterCard, which combines a
Section 529 College Savings Plan with the credit card (the "Legacy Credit Card"). The Legacy Credit Card will be issued by the Metris Companies, a national financial services company. The Legacy Card is not currently available but it is expected to be launched in St. Louis, Missouri in the fourth quarter of 2005.

     As set forth above, the aggregate consideration for the Merger was up to 18,000,000 shares of the common stock of Cardiff. At the effective time of the Merger and without any action on the part of Legacy stockholders, each one share of Legacy common stock (except for shares held in treasury and dissenting shares) was converted into the right to receive four shares of Cardiff common stock. Shares held by stockholders of Legacy who effectively dissent from the Merger and perfect their appraisal rights under Nevada corporate law are not converted or exchanged. Rather, the holders thereof will be entitled to payment from Legacy as the surviving corporation of the fair value of such shares in accordance with Nevada law.

     Further information regarding the Company, Legacy and certain related matters is included in this Item 2.01 below.

Overview of Cardiff Prior to the Merger

     Cardiff is an inactive, publicly held, SEC reporting company. Cardiff was incorporated under the laws of the State of Colorado under the name "Cardiff Financial, Inc.," on October 14, 1986. Effective April 1989, Cardiff completed an acquisition transaction with, and changed its name to, United American, Inc. The transaction was subsequently rescinded and on December 4, 1989, Cardiff changed its name from United American, Inc., to Cardiff International, Inc. Since that time, Cardiff has been a shell corporation seeking to commence active business operations by acquiring a business opportunity.

     Immediately prior to the Merger with Legacy, there were approximately 725,000 shares of Cardiff common stock issued and outstanding. Following the Merger, there are 19,900,000 shares of Cardiff common stock issued and outstanding assuming no Legacy stockholders exercised dissenters' rights in connection with the Merger. Additionally, up to 1,704,545 shares of Cardiff may be issued in connection with the conversion of Legacy convertible promissory notes and up to 852,273 shares of Cardiff common stock may be issued upon the exercise of warrants issued to the holders of such convertible promissory notes. Such warrants will be exercisable at a price of $1.75 per share.

     Legacy Acquisition Corp. ("LAC") was a Nevada corporation which, prior
to the Merger, was a wholly-owned subsidiary of Cardiff.    LAC was formed
solely to facilitate the Merger. As a result of the Merger, LAC was merged into Legacy and no longer exists as of the effective time of the Merger.

Description of Business of Legacy

     Legacy was formed to offer and market a unique credit card. Legacy is a marketing and sales firm that has developed the "Commitment 529 Tuition Card," a MasterCard that provides card users with an opportunity to save for their children's education on a tax-free basis while making purchases utilizing the Legacy Credit Card. The Legacy Credit Card has been developed to be tied into a card user's "529 College Savings Plan" which is described below. The Legacy Card is a regular MasterCard but with the tax-free savings added benefits to the card holder. There are numerous credit cards that offer users cash back
or other rewards.   Legacy management believes that the Legacy credit card
program is a unique value-added credit card program that allows consumers using the Commitment 529 Tuition Card to save for a child's college education while making normal consumer purchases. The Commitment 529 Tuition Card is a unique, tax-free educational savings reward credit card that concentrates consumer loyalty and buying on national retailers in the Legacy merchant coalition.

     The potential success of the Legacy Card involves the participation of four groups: (i) Legacy as the marketer of the Card, (ii) Metris Companies as the issuer of the Legacy Card, (iii) a coalition of merchants who will make contributions to the consumer's designated 529 Education Account, and (iv) the card user. As a result of contributions made to a card user's 529 Savings Plan, we expect that the card user will be loyal customers of coalition merchants and the Metris Companies.

     The Commitment 529 Tuition Card is being launched in St. Louis, Missouri during the last calendar quarter of 2005. Several retailers have signed-on to the Legacy tuition rewards program. These retailers will contribute an anticipated 1% to 10% a card user spends to the cardholder's child's "529" tax-free educational fund account. This retailer contribution is expected to be supplemented by a 0.5% to 1.0% contribution from Metris Bank, the credit card issuer. The Metris contribution is applicable no matter where the cardholder shops, encouraging regular and daily use of the Legacy card.

     The Commitment 529 Tuition Card marketing plan is the result of four years development, focus groups and other market research studies. The Legacy brand, image, programming, sales and marketing have been designed with the intent to appeal to American parents and grandparents of saving for a child's college expenses.

Description of Section 529 Plans

     Section 529 plans were authorized by congress to provide tax incentives for savings for qualified higher education expenses (QHEE). Earnings in 529 plans are tax-free if withdrawals are made for QHEE, otherwise there is a 10% penalty on the earnings, which are taxed at ordinary rates. Although nonqualified withdrawals are subject to a 10% penalty on the earnings, taxes on the earnings are deferred until withdrawal. Federal legislation was passed in 1996 to allow states to create section 529 plans.

     Section 529 plans are of two types. One is a tuition credit plan and the other is a savings plan. Section 529 provides that 'qualified state tuition programs' shall be exempt from taxation. Such plans must be established and maintained by a State or agency or instrumentality thereof. Most states have outsourced the management of their programs to investment advisory or financial services firms. While each state has its own specific requirements, the salient requirements applicable to all plans are:

     1. Only cash contributions are allowed.

     2. There must be separate accounting for each designated beneficiary.

     3. There may be no investment direction by any contributor to, or designated beneficiary under, such program. The account owner may choose among several broad-based investment options once per year.

     4. No interest in the program may be used as security for a loan.

     5. The program must provide adequate safeguards to prevent contributions on behalf of a designated beneficiary in excess of those necessary to provide for the QHEE of the beneficiary.

     6. There must be a penalty imposed on distributions from an account that are not used for QHEE, except death or disability of the designated beneficiary, or to the extent the designated beneficiary receives a scholarship.

     QHEE include tuition, fees, books, supplies, and equipment required for the enrollment or attendance of a designated beneficiary at an eligible educational institution. Reasonable costs for room and board are also QHEE for students who are enrolled at least half-time. An eligible educational institution is one which is described in section 481 of the Higher Education Act of 1965 (20 U.S. C. 1088) and which is eligible to participate in a program under Title IV of such act. Designated beneficiary is the individual designated at the commencement of the participation in the qualified state tuition program. If the designated beneficiary is changed, the new beneficiary must be a member of the original designated beneficiary's family (as defined in the code) to avoid treatment as a nonqualified withdrawal.

Launching the Card

     We anticipate that the Commitment 529 Tuition Card will be launched in St. Louis, Missouri, during the last quarter of 2005. Local participation from the Chamber of Commerce has assisted Legacy in obtaining merchant participation and in structuring events for card solicitation. Our event marketing program is anticipated to include stadium events, concerts, sporting events, shopping malls, etc. Additional local advertising will include radio coverage, billboard/outdoor advertising, and public relations. Legacy believes that special event marketing efforts will provide a platform allowing it to have access to a large base of potential card holders.

     The Legacy Card is more than a MasterCard. Legacy believes it is a unique new way for America's families to save for college while spending. Unlike most other rewards programs (airline miles, 1% cash back), the Legacy reward program brings to bear a strong emotive pull saving for the card users'child. Legacy's consumer benefit analysis suggests that typical American parents using the Legacy credit card will save over $7,500 toward their child's college tuition.

     To produce these tangible benefits for its cardholders, Legacy has established a merchant coalition. Each of its merchants involved in the Legacy Card Plan has agreed to make a 1-10% (estimated 3%) contribution to the Legacy cardholder's child's 529 account. For families, they "save while they spend," on purchases they would have made anyway. For our coalition merchants, we have introduced a new marketing dynamic that is expected to change consumer buying patterns/preferences, increasing consumer expenditures at participating merchants.

     Legacy believes its program has significant advantages for the MasterCard issuer, the Metris Companies, by inducing consumers to maintain their credit card with Metris during the period college savings is of concern for parents.

Merchant Coalition

     As of October 18, 2005, a total of approximately 400 St. Louis area Merchants have signed up to participate in the Legacy Merchant Coalition. These Merchants include, but are not limited to the following: Alamo Car Rental, National Car Rental, The Ritz Carlton Hotel, Silver Dollar City, Six Flaggs, St. Louis Zoo, St. Louis Science Center, White Waters Amusement Parks, Harrah's Casino, Ameristar Casino's, Medicine Shoppe (16 locations), Clarkson Eye Care Centers, Schnuck Groceries (49 locations), Bass Pro, U-Gas (30 locations), Kinko's, etc.

     Each Merchant participating in the Legacy Merchant Coalition enters into an agreement with Legacy to contribute a portion of the purchases made by the Legacy card holder, to the Legacy card holder's 529 Savings Plan. The amount of the contribution ranges from 1% to 10% and is expected to average approximately 3%.

Metris Companies Inc., the Issuing Bank

     Legacy has entered into an agreement with Metris Companies, Inc. ("Metris") to be the issuer of the Commitment 529 MasterCard. Metris is a New York Stock Exchange listed company. According to its public filings at December 31, 2004, Metris had approximately 2.2 million gross active credit card accounts with approximately $6.6 billion in managed credit card receivables. As of December 31, 2004, Metris was the 11th largest bankcard issuer in the United States.

     Among other services, MCI offers co-branded credit cards through partnerships with other companies. Legacy has entered into a Co-Brand Credit Card Agreement with Metris. Our MasterCard will carry the "Commitment 529 Tuition Card" branding. Metris has agreed to compensate Legacy as follows:

          $50 on each activated card
          50 basis points on total card spending
          1% on all interest charges earned by Metris
          $5 annually for each "active" card outstanding

     Under Legacy's agreement with Metris, Metris will be the exclusive issuer of the Legacy Card, own the credit card account, own the customer list, manage the credit card accounts, and develop credit policies relating to the account. Legacy will market the credit card, prepare lists of potential card holders, and develop a merchant coalition group.

529 Fund Managers

     One or more Section 529 Fund Managers will administer the 529 Plans for card holders. These administrators are expected to be national brokerage firms. We anticipate that the Fund Managers will compensate Legacy as follows:

     *    $2- $4 average per activation for each new account activated.
     * 100 basis points for all 529 funds under management from the 529 card.

Various Agreements

     In connection with the activities related to the launch of the Legacy Credit Card in St. Louis, Legacy has entered into several short-term agreements with independent marketing, advertising and other consultants. It is intended that each of the consultants will provide services to legacy which will aid in the marketing of the Legacy Credit Card. These consulting agreements include the following:

Consultant                         Contract Date  Termination Date    Monthly
Fee

Delray Consulting & Management     9/1/05    February 2006  $3,000(1)
Rodney Boyd    9/1/05    December 2005  $5,000(1)
Buck Communication Group 9/1/05    December 2005  $5,000(1)
Delta One Investments    3/23/05   March 23, 2006 (2)

(1) In addition to the monthly fee, the consultant will be paid a Royalty based upon the number of Legacy Credit Cards issued to customers of certain associations. The royalty is to be paid for a period of three years.

(2) An initial retainer of $5,000 was paid to the consultant. The consultant charges $200 per hour for services actually rendered.

     In June 2005, Legacy entered an agreement with Relay, Inc. to produce and execute Legacy's Missouri statewide credit card program launch, including the initial launch market of St. Louis. The total fee to be paid to Relay is $1,359,450 plus up to a $641,000 bonus if not less than 200,000 Legacy Credit Cards are activated within 90 days from the initial launch date.

     On August 30, 2004, Legacy entered into an "Outsourcing of Services Agreement" with CEO America, Inc. ("CEOA"). CEOA is in the business of tracking of credit card transactions and micro-contributions, and related administrative services. The Agreement provides that the credit card issuer

(Metris Companies) will forward credit card sales information to CEOA. CEOA will review the transaction files and determine the amount due to Metris Companies, and the amount to be allocated to a credit card user's 529 Savings Account. The Agreement is for a term of five years. A monthly minimum fee of $12,500 is paid under the Agreement subject to increase based upon the number of Legacy Credit Cards activated and the number of credit card transactions processed by CEOA.

Employees

     Legacy currently has six employees but anticipates it will hire additional personnel as the Legacy credit card is launched.

Management's Discussion and Analysis or Plan of Operation.

     The following discussion of Legacy's financial condition and results of operations should be read in conjunction with Legacy's Financial Statements and Notes thereto for the same period. This Management's Discussion and Analysis of Financial Condition and Results of Operations contain descriptions of Legacy's expectations regarding future trends affecting its business. These forward-looking statements and other forward-looking statements made elsewhere in this document are made in reliance upon safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following discussion sets forth certain factors we believe could cause actual results to differ materially from those contemplated by the forward-looking statements.

Overview

     Legacy Card Company is a marketing and sales firm that has developed the 529 Tuition Card, a MasterCard. Legacy anticipates the Legacy credit card will be available to the public commencing in the last calendar quarter of 2005. The Legacy Credit Card will be issued by Metris Bank. Legacy's business plan calls for it to generate revenue from as customers sign up for the credit card as well as when purchases are made with the Legacy credit card. Legacy has generated no revenues since its inception and has expended considerable funds in developing its business plan, and funding its operations to date.

     Legacy was formed as a limited liability company but in April 2005, it was converted into a Nevada corporation. The financial statements attached hereto for the years ended December 31, 2004 and 2003 reflect its status as a limited liability company. The financial statements for the six months ended June 30, 2005, reflect Legacy's status as a corporation.

     The auditors report for the years ended December 31, 2004 and 2003 include a going concern qualification.

Liquidity and Capital Resources

At December 31, 2004 and 2003

     Since Legacy's inception, its principal sources of liquidity have been funds raised from the sale of its equity securities, advances from members and loans in the form of debentures and convertible notes. At December 31, 2004 and 2003, we had cash and cash equivalents of $5,144 and ($119) respectively. At December 31, 2004 we also had a deposit in escrow in the amount of $442,000 which represented proceeds from a loan agreement from an unaffiliated third party. Subsequent to December 31, 2004, the balance in the escrow account deposit was repaid to the lenders under the loan agreement.

     Net cash used in operating activities was $542,665 and $1,173,518 in 2004 and 2003, respectively. The decreased amount of net cash used in operating activities during 2004 compared to 2003 was attributable to a reduction in operating expenses during the 2004.

     Net cash used in investing activities was -0- and $45,473 in 2004 and 2003, respectively.

     Net cash provided by financing activities was $547,928 and $1,211,295 in 2004 and 2003, respectively. The cash flows from financing activities in 2004 were attributable to proceeds from unaffiliated third party debentures of $451,428, and $96,500 of proceeds from member advances. In 2003 cash from financing activities was attributed to $740,295 of proceeds from member advances and $471,000 from capital contributions.

     Legacy has incurred operating losses since its inception and at December 31, 2004, it had an accumulated deficit of $3,850,066.

     Current liabilities at December 31, 2004 and 2003 consisted of primarily of accounts payable of $818,387 and $508,689 respectively, amounts due to members of $826,591 and $685,499 respectively and current portion of long term debt of $382,000 and -0- respectively.

     Long term debt was $618,000 at December 31, 2004 and -0- at December 31, 2003. The long term debt was incurred as the result of a loan transaction with Legacy Investors, LLC, a Florida limited liability company. The long term debt consisted of $500,000 in the form of a convertible debenture and $500,000 in the form of an initial debenture, both of which bear interest at 10% per annum. The convertible debenture is matures August 2006 and is convertible into preferred stock interests of Legacy. The initial debenture is payable in 36 monthly installments. In May 2005, the Company paid $382,000 of the amount back to the lender.

     During fiscal 2004 and 2003, the Company borrowed funds from its officers, Gary R. Teel and Daniel Thompson. These loans bear interest at 6% per annum. The balances due at December 31, 2004 and 2003 to Mr. Teel were $413,296 and $342,750 respectively. The balances due at December 31, 2004 and 2003 to Mr. Thompson were $413,295 and $342,749 respectively.

     Gary R. Teel and Daniel Thompson, the officers and directors of Legacy, have entered into employment agreements with Legacy calling for a monthly salary of $25,000 ($300,000 annually). In fiscal 2003 and 2004 and through September 30, 2005 Mr. Teel and Mr. Thompson each waived their entire salary. This waiver of salary not only reduced Legacy's operating expenses and loss, it reduced the amount of capital needed to fund Legacy's operations.

     Elsewhere in this Form 8-K, we have described certain litigation and a judgment entered against Legacy. Legacy has included $261,958 on its balance sheet for such judgment, together with interest, but is attempting to have the judgment amount reduced in a further court proceeding or negotiated to a lesser amount. There can be no assurance that Legacy will be able to reduce the judgment amount.

     There can be no assurance that Legacy will be able to obtain sufficient capital from debt or equity transactions or from operations in the necessary time frame or on terms acceptable to us. Should we be unable to raise sufficient funds, we may be required to curtail our operating plans and possibly relinquish rights to portions of our technology or products. In addition, increases in expenses or delays in product development may adversely impact Legacy's cash position and may require cost reductions. No assurance can be given that Legacy will be able to operate profitably on a consistent basis, or at all, in the future.

At June 30, 2005

     As described above, Legacy has financed its operations principally through private sales of equity securities, advances from shareholders and loans in the form of convertible and non-convertible debentures and notes. In addition, Legacy repaid $182,325 of amounts advanced from members during the six months ended June 30, 2005. As of June 30, 2005, Legacy had cash and cash equivalents of $298,239.

     During the quarter ended June 30, 2005, Legacy raised $1,057,699 through the issuance of convertible notes (the "Notes"). The Notes mature six months from the date of issuance, accrue interest at 8% per annum. The notes also may be converted, at the option of the Investors, into shares of our common stock at a conversion price of $1.75 per share. The conversion price is subject to adjustment based on certain condition.

     Net cash used in operating activities was $582,279 and $90,827 during the six months ended June 30, 2005 and June 30, 2004, respectively. The increase in net cash used in operating activities during 2005 compared to 2004 was attributable to an increase in operating expenses during the six months ended June 30, 2005, compared to the six months ended June 30, 2004.

     Net cash flow provided by financing activities was $875,374 and $88,000 during the six months ended June 30, 2005 and June 30, 2004, respectively. The cash flows from financing activities during the six months ended June 30, 2005 were attributable to $1,057,699 of proceeds from a private placement of convertible debt and repayment of $182,235 in member advances compared to $88,000 of proceeds from member advances during the six months ended June 30, 2004.

     Legacy has incurred operating losses since its inception and at June 30, 2005, had an accumulated deficit of $4,564,799.

     Current liabilities at June 30, 2005 primarily consisted of accounts payable of $812,039, amounts due to shareholders of $653,930, interest payable of $81,429 and notes payable of $1,675,699. Legacy anticipates that at least $1,000,000 of the debt will converted into Cardiff common stock.

     For the six months ended June 30, 2005, Mr. Gary Teel and Mr. Daniel Thompson were paid no salary and their entire salary was waived. This waiver of salary not only reduced Legacy's operating expenses and loss, it reduced the amount of capital needed to fund Legacy's operations.

     Legacy believes that in order to continue our operations, development of its products, and implementation of its business plan, Legacy will need additional financing. Legacy intends to raise proceeds of $875,000 from the sale of additional convertible notes in the near term. Additionally, Legacy anticipates that its credit card will be launched in the last quarter of 2005 and if this occurs Legacy anticipates it will commence generating revenues shortly thereafter. Legacy anticipates that it will continue to operate at a loss for the foreseeable future. There can be no assurance that Legacy will be successful in obtaining financing or in its efforts to increase revenues and decrease operating costs. If Legacy is unable to obtain additional financing, Legacy may be required to reduce operations, reduce or discontinue further research and development, and/or reduce or eliminate further acquisition activities.

Results of Operations

For the Years Ended December 31, 2004 and 2003

     Legacy had no operating revenues for the years ended December 31, 2004 or December 31, 2003.

     Legacy had operating expenses of $1,040,047 for the year ended December 31, 2004 and $1,565,302 for the year ended December 31, 2003, representing a decrease of $525,255. The decrease in operating expenses in 2004 was primarily due to reductions in salaries and wages of $247,343, consulting fees of $64,913, and research and development expenses of $137,213.

     Legacy had a net loss of $1,058,911 for the year ended December 31, 2004 and a net loss of $1,608,882 for the year ended December 31, 2003, representing a decrease of $549,971 during 2004.

For Six Months ended June 30, 2005 and 2004

     Legacy had no operating revenues during the six months ended June 30, 2005 and 2004.

     Legacy had operating expenses of $650,914 for the six months ended June 30, 2005 compared to $500,845 for the six months ended June 30, 2004, representing an increase of $150,069 for the six months ended June 30, 2005. The increase in operating expenses in 2005 was primarily due to advertising costs of $200,000 related to the pre-launch activities of the Legacy credit card.

     Legacy had a net loss of $714,733 for the six months ended June 30, 2005 compared to a net loss of $514,015 for the quarter ended June 30, 2004, representing an increase of $200,718 during the six months ended June 30, 2005. This increase was the result of increased operating expenses related to the pre-launch advertising costs incurred.

     The preparation of our financial statements, in accordance with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and assumptions, including those related to income taxes, revenue recognition, restructuring initiatives and contingencies. Our basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources will be based on historical experience of the operations we may acquire and on various other factors that are believed to be reasonable under the circumstances. Accordingly, actual results may differ from these estimates.

     Legacy believes the following critical accounting policies, among others, will affect its more significant judgments and estimates used in the preparation of our Consolidated Financial Statements.

Interest Rate Risk

     Legacy currently has notes payable that accrue interest at a fixed rate. Legacy anticipates that a substantial amount of our future debt and the associated interest expense will be subject to changes in the level of interest rates. Increases in interest rates would result in incremental interest expense.

Inflation

     We do not believe that inflation will negatively impact our business plans.

Description of Property

     Currently, Legacy has not entered into any lease agreement for office facilities. It is currently using facilities in St. Louis provided to it by the St. Louis Chamber of Commerce and a townhouse provided by its president Daniel Thompson. Legacy will obtain additional facilities as needed.

Security Ownership of Certain Beneficial Owners and Management

     Immediately prior to the Merger, there were 725,000 shares of Cardiff issued and outstanding. Immediately following the effective date of the Merger there are 19,900,000 shares of Cardiff issued and outstanding. Assuming no Legacy stockholder exercises dissenters' rights under Nevada law, the following table sets forth information regarding shares of Cardiff common stock beneficially owned as of November 1, 2005 by: (i) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of its common stock.

Shareholder                  Common Stock         Percentage

Gary R. Teel                 6,494,848 (1)          32.6%
Daniel Thompson              3,343,864 (2)          16.8%
Robert Fallon                      -0-               -0-

All officers and directors
as a group 3 persons         9,838,712              49.4 %

TOTAL                       19,900,000               100 %

     (1) Includes 4,094,848 shares issued in the name of Mr. Teel, 1,200,000 shares owned by the Teel Family Trust, and 1,200,000 shares owned by Mr. Teel's children.

     (2) Includes 1,743,864 shares issued in the name of Mr. Thompson, 1,000,000 shares owned by the Thompson Family Trust, and 600,000 shares owned by Mr. Thompson's minor children.

Directors and Executive Officers

          As a result of the Merger, the current directors and officers of Cardiff and Legacy, who will serve until the next annual meeting of shareholders or until their successors are elected or appointed and qualified, are set forth below:

     Name                  Position

     Gary R. Teel          Chairman of the Board/Secretary/Treasurer
     Daniel Thompson       CEO/President/Director
     Robert Fallon         Chief Marketing Officer


     Background information about the Company's officers and directors is as follows:

     Gary Teel. Mr. Teel has over 20 years experience in national advertising sales, and the provision of product placement services for the entertainment industry. He has launched several co-branded credit cards including special card programs for the cities of Branson MO; Pigeon Forge TN; and Myrtle Beach SC. Gary is past president of Premier Entertainment Services Inc., a product placement company that specialized in generating valuable exposure for branded products on television and in feature films. His major corporate clients included The Coca-Cola Company and General Mills. He later formed Creative Film Promotions, Inc., where he was involved in all aspects of film production. Previously, he was as a partner of Teel-Weir Advertising Agency. Mr. Teel has a BA degree from the University of Nebraska.

     Daniel Thompson. Mr. Thompson was appointed CEO/President of Legacy in June 2002. Formerly a television and entertainment industry professional with a 30-year career that embraces network and cable advertising sales programming production and product placement, Mr. Thompson was president of Creative Entertainment Services, which he founded and successfully sold in a transaction worth over $5 million. Mr. Thompson also founded and successfully
sold an industry service company   Creative Television Marketing, a producer
of short-form advertising concepts: Closed-Captioning Sponsorships, 10-Second Promotional Advertising vehicles, and network Game Show Merchandising. He also oversaw new business for A Creative Group, a full service entertainment marketing company. Mr. Thompson also founded CableRep USA, a media sales firm specializing in local market cable advertising, which he sold to Cox Cable in 1981. Mr. Thompson attended Wayne State University, Bellevue College, and College of Continuing Studies at University of Nebraska at Omaha.

     Robert Fallon. Mr. Fallon joined the company as East Coast V.P. Sales in July of 2002, and was promoted to Chief Marketing Officer in March of 2003. Fallon has 25 years in marketing/branding with Ocean Spray, Gillette, and Schick. His responsibilities in these positions included packaging, merchandising promotions, market research, channel management, pricing strategy, public relations, agency management, and direct profit and loss responsibility. While at Ocean Spray, Mr. Fallon headed Design Promotions and Marketing Communications, where he was involved with numerous lifestyle marketing tie-in events with such corporate partners as the NFL, Sony, Reebok, Universal Studios, Disney, America's Cup, NCAA, Pepsi/Frito Lay, Ringling Bros.and NBC. Mr. Fallon is a graduate of Northeastern University with an MBA from Suffolk University. He is President and Chairman of the Board of the Promotion Marketing Association and serves on the Corporate Executive Council of WGBH Television Boston.

Other Involvement in Certain Legal Proceedings

     Except as provided herein, there have been no events under any bankruptcy act, no criminal proceedings and any judgments or injunctions material to the evaluation of the ability and integrity of any director or executive officer during the last five years.

     Adrian Butash v. Legacy Card Company, et al. LASC Case No.: SC 081 779. Mr. Butash filed a Complaint against Legacy Card Company, and individual officers, Daniel Thompson and Gary Teel, for claimed back wages. He alleges that his employment was not terminated in January of 2002 but continued for a period of time thereafter under the terms and conditions of the original contract. The matter was forced to trial on or about June 2, 2005 without counsel representing Legacy Card Company and/or the individual officers. The Court issued its Ruling and Order which was subsequently challenged by the individuals and the Company. Consequently, the Court found that Butash was entitled to a sum of $261,958.42 in back pay under the breach of contract theory. The Court also found Daniel Thompson joint and severally liable for this sum allegedly paying himself a salary and not paying Mr. Butash. (It is our understanding that evidence now exists that shows this finding to have been in error.) At present, the parties are in settlement discussions as well as considering a further post trial motion to provide evidence that was previously unavailable to extricate Mr. Thompson from any finding of joint and several liability. As well, based on no liability found against Mr. Teel, Mr. Thompson and the Company for the alleged Labor Code violations in a post trial motion, the Company anticipates filing a further post trial motion to recover its attorneys' fees incurred as well as certain recoverable costs. In addition evaluation is ongoing concerning an appeal pending court determinations of the aforementioned post trial motions. The Company has accrued $261,958 with respect to this claim.

No Board Committees

     We do not have any committees established by our Board of Directors. Accordingly we have no audit committee, compensation committee, nominating committee or any other committee. Cardiff's common stock is currently traded on the OTCBB. If Cardiff were ever to meet the qualifications for listing on a securities exchange or for quotation on NASDAQ, it would be required to have an audit committee and possibly other board committees.

Code of Ethics

     Neither Cardiff nor Legacy has adopted a code of ethics. The recently appointed Board of Directors intends to adopt a code of ethics prior to December 31, 2005.

Executive Compensation.

     The following table sets forth certain information concerning compensation for services rendered for the past three years to the Company's Chief Executive Officer and to the Company's most highly compensated officers other than the CEO, whose annual salary and bonus exceeded $100,000:

                    Annual Compensation         Long Term Compensation
                                             Awards          Payouts

                                                                  All
Name and                              Other                 LTIP  Other
Principal                             Annual Stock  Options Pay-  Comp-
Position        Year     Salary Bonus Compen-Awards SAR's(#)outs  ensat'n
--------------------------------------------------------------------------

Gary R. Teel    2004       -0-   -0-    -0-   -0-    -0-     -0-    -0-
Chairman        2003       -0-   -0-    -0-   -0-    -0-     -0-    -0-
                2002       -0-   -0-    -0-   -0-    -0-     -0-    -0-

Daniel Thompson 2004       -0-   -0- $67,500  -0-    -0-     -0-    -0-
CEO             2003       -0-   -0-    -0-   -0-    -0-     -0-    -0-
                2002       -0-   -0-    -0-   -0-    -0-     -0-    -0-

          Mr. Teel and Mr. Thompson each waived their unpaid salary since the inception of Legacy. We anticipate salaries will be paid to each of them commencing in the first quarter of 2006.

Employment Agreements

     On June 3, 2002 we entered into employment agreements with each of Gary
R. Teel and Daniel Thompson. The terms of the agreements are similar and include the following terms: (1) monthly salaries of $25,000, (ii) annual bonus of 2% pre-tax profits, (iii) five year term; (iv) medical and health benefits; (v) termination without cause results in compensation paid for four years, (vi) the sale of the Company results in compensation paid for three years. Mr. Teel and Mr. Thompson each waived there salary since the inception of Legacy. We anticipate salaries will be paid to each of them commencing in the first quarter of 2006.

     On August 3, 2005, Legacy entered into an employment agreement with Ruth Martin Fisher. Under the agreement, Ms. Fisher will be Legacy's Executive Vice President, Strategic Marketing. The term of the agreement is 60 months. The agreement provides for a monthly salary of $15,000. In addition to her base salary, Ms. Fisher is entitled to an annual performance bonus of 1/2 of 1% of Gross Pre-Tax Profit. The agreement provides for an option to purchase 200,000 shares at $1.25. The option vests six months after employment was commenced. The agreement provides for a vehicle allowance of $15,000 per year commencing 30 days after the Legacy Credit Card is launched. If Ms. Fisher is terminated without cause or if Legacy is sold, she is entitled to five years of current salary.

     On August 5, 2005, Legacy entered into an employment agreement with
Jacob Herschend. Under the agreement, Mr. Herschend is Legacy's Vice President of Corporate Marketing and Sales. The term of the agreement is 60 months. The agreement provides for a monthly salary of $6,266, which will increase to $8,333 when the St. Louis Pilot Program is completed. In addition to his base salary, Mr. Herschend is entitled to an annual performance bonus of 1/2 of 1% of Gross Pre-Tax Profit. The agreement provides for an option to
purchase 125,000 shares at $1.25.   If Mr. Herschend is terminated without
cause, he is entitled to six months compensation. If Legacy is sold, he is entitled to one year of compensation.

     On August 23, 2005, Legacy entered into an employment agreement with Lauren Fee. The term of the agreement is 12 months. The agreement provides for a monthly salary of $2,330, which will increase to $2,630 when the St. Louis Pilot Program is completed.

Stock Options Granted in the Last Fiscal Year

     No options to purchase shares of Legacy were granted to any of its officers or directors since its inception.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option
Values

     No officer or director of Legacy owned any options to purchase shares of Legacy's common stock at December 31, 2004 and no options were exercised by Legacy's officers and directors for the year ended December 31, 2004.

Equity Compensation Plan Information

     Neither Legacy nor Cardiff has adopted any equity compensation plans as of the effective time of the Merger. It is likely that one or more equity compensation plans be adopted in the near future.

Description of Securities.

     The authorized capital stock of Cardiff consists of 30,000,000 shares of common stock, $0.001 par value. The authorized capital stock of Legacy consists of 100,000,000 shares of common stock, $0.001 par value. Neither Legacy's Articles of Incorporation nor Cardiff's Articles of Incorporation authorize a class of preferred stock. The following information is applicable to both Cardiff common stock and Legacy common stock:

     Voting Rights. Each holder of common stock is entitled to one vote per share. Holders of common stock are entitled to vote on all matters submitted to our shareholders, including the election of directors. Holders of common stock do not have cumulative voting rights when electing directors. At stockholder meetings, a quorum is present if a majority of the issued and outstanding shares entitled to vote is present in person or by proxy. The affirmative vote of a majority of the shares present at any meeting is required for approval of matters submitted to the stockholders, unless the law requires a higher number.

     Holders of common stock are entitled to receive dividends, when and as declared by the board of directors. Any such dividends may be paid in cash, property or shares of common stock. Pursuant to the certificate defining the rights of the holders of Viking's preferred stock, dividends may not be paid to holders of our common stock unless dividends are first paid to holders of our preferred stock.

     Preemption, Conversion, Redemption and Sinking Funds. Holders of common stock have no preemptive rights or conversion rights, no redemption or sinking fund provisions and are not liable to further call or assessment.

     Liquidation Rights. Upon liquidation, holders of common stock are entitled to share ratably in any assets available for distribution after payment of a preference to holders of preferred stock, if and when such preferred stock is issued in the future.

Market Price of and Dividends

     Legacy is, and has always been a privately held company and now is a wholly-owned subsidiary of Cardiff. There is not, and never has been a public market for the securities of Legacy. Cardiff's common stock is quoted on the OTC "Bulletin Board" under the symbol "CDIF".

Changes in and Disagreements with Accountants.

     None.

Recent Sales of Unregistered Securities.

     See Item 302 of this Form 8-k.

Indemnification of Directors and Officers.

     The Articles of Incorporation of Legacy contains a provision eliminating the personal liability of the directors for money damages except under certain circumstances. The Articles of Incorporation of Cardiff do not contain a similar provision. Legacy's Articles of Incorporation contain no provision relating to indemnification but its bylaws do require or permit indemnification of officers, directors and others subject to certain conditions. Both the Articles of Incorporation and bylaws of Cardiff contain provisions for indemnification of officers, directors, employees and agents of Cardiff from damages arising from their services to Cardiff.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors and officers, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

     ITEM 3.02.  UNREGISTERED SALES OF UNREGISTERD SECURITIES

     As a result of the Merger, Cardiff has or will issue up to 18,000,000 shares of its common stock to the shareholders of Legacy pursuant to the terms of the Plan of Merger. The total number of shares that will be issued to Legacy stockholders may be less than 18,000,000 if any legacy stockholder exercises his or her dissenters' rights under Nevada corporate law. Additionally, Cardiff has agreed to issue up to 1,175,000 shares to Corporate Capital Management, LLC and The Venturebanc, Inc. in exchange for their payment of $225,000 to Jenson Services, Inc. (the "Indemnification Fee") to Jenson Services, Inc., a Utah corporation ("Jenson Services"). In consideration the payment of the Indemnification Fee Jenson Services agreed to indemnify Legacy and the Consultants from certain liabilities associated with Cardiff arising prior to the effective date of the Merger. Jenson Services is a financial consulting firm that owned approximately 37% of the outstanding common stock of Cardiff prior to the Merger.

     Legacy was formed as a limited liability company under the State of California in August, 2001. In April 2005, Legacy was converted into a Nevada corporation pursuant to the conversion laws of the States of California and Nevada. At the time of such conversion, all the members of the Legacy limited liability company had their membership interests converted into shares of Legacy Card Company, Inc., a Nevada corporation. In connection with the Merger, the shares of Legacy Card Company, Inc., were converted into shares of Cardiff. The following list sets forth information about each person who purchased limited partnership interests in Legacy:

                                                  Total       Number of
                            Date of LLC           Purchase    LLC Interests
Name                        Investment            Price       Purchased (1)
Gary Teel                     8/29/01             $    2,283    2,383,205
Daniel Thompson               8/29/01             $    1,200    1,191,605
James Collins                 8/29/01             $       20      172,495
Lebow Trust                   (2)                 $  175,020      233,000
Michael Coade                 8/29/01             $       20      172,495
Bam Venture Partners          1/1/02              $  100,000       20,000
Judith Foreman                1/1/02              $   65,000       13,000
Christopher Gregoire          (3)                 $   62,500       12,500
Gayle Nagy                    (4)                 $   62,500       12,500
Robert & Kathryn Bregman      1/1/02              $   75,000       15,000
Kenneth Natori                1/3/02              $   50,000       10,000
Lucy Gordon & Mark Ptashne    1/4/02              $  150,000       30,000
Julie Witt & Michael Halpern  (5)                 $  125,000       25,000
WLD Davis Holdings, LLC       (6)                 $  100,000       20,000
B. Brand Konheim              1/16/02             $  125,000       25,000
Jack Kay                      7/8/02              $   25,000        5,000
Dorsar Partners, LP           7/16/02             $   25,000        5,000
Jerome White                  2/18/03             $   50,000       10,000
Larry & Carol Miller          9/19/03             $  100,000       20,000
Peggy Scheer                  7/15/03 & 7/23/03   $   96,000       19,200
Jack Polevoi                  9/9/03              $   75,000       15,000
David & Diane Dougherty       9/24/03             $   50,000       10,000
Ian Robertson, Trustee        11/14/03            $   50,000       10,000
Ken Chang                     11/18/03            $   50,000       10,000
Jimmy Fung                    11/4/03             $   50,000       10,000
Positive Optical Display, Inc.11/4/03             $  250,000       50,000

Total Shares Issued                                             4,500,000

     (1) From 2001 to 2005, some purchasers of limited company interests purchased directly from the company subsequently transferred all or a portion of their interests in trust, by gift or by sale, to family trusts, family members, friends, other owners of Legacy and others.

     (2) 178,000 shares were purchased on November 29, 2001 and 35,000 shares were purchased on July 5, 2002.

     (3) 7,500 shares were purchased on January 1, 2002 and 5,000 shares were purchased on May 1, 2002.

     (4) 7,500 shares were purchased on January 1, 2002 and 5,000 shares were purchased on May 1, 2002.

     (5) 12,500 shares were purchased on January 7, 2002, 7,700 shares were purchased on March 7, 2002 and 5,000 shares were purchased on May 2, 2002.

     (6) 15,000 shares were purchased on January 16, 2002 and 5,000 shares were purchased on August 6, 2002.

     (7) 200,000 shares were purchased on March 1, 2003 and 30,000 shares were purchased on November 14, 2003.

     No underwriter or placement agent was involved in the above referenced transactions. Cardiff is relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, a amended, (the "Securities Act"), and Rule 506 of Regulation D promulgated by the Securities Act.

            ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

     Upon the closing of the Merger described above on November 1, 2005, the former shareholders of Legacy, own as a group, 18,000,000 of the 19,900,000 shares of Cardiff issued and outstanding upon the closing of the Merger or approximately 90.5%. Two former stockholders of Legacy, Gary R. Teel and Daniel Thompson, who together owned approximately 53.6% of the issued and outstanding shares of common stock of Legacy, became the owners of 9,838,712 or approximately 49.4% of the outstanding shares of common stock of Cardiff
following the Merger.   There are outstanding convertible promissory notes
which had been issued by Legacy prior to the Merger but are convertible into shares of Cardiff following the Merger. If all of such convertible promissory notes are converted into shares of Cardiff common stock, additional 1,704,545 shares of Cardiff will be outstanding. No officer or director of Cardiff owns any of such convertible promissory notes. Following the Merger, there are no arrangements known to the Company, the operation of which may at a subsequent date result in a change of control of the Company or which relate to the election of directors or other matters.

         As described in Item 5.02 below, upon the closing of the Merger, the Board of Directors of the Company consisted of two members, Gary R. Teel and Daniel Thompson

         For the other information required by this Item 5.01, see Item 2.01 above.

      ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER;
     ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On November 11, 2005 in connection with the Merger described above, Charles Calello, Clay Calello and Kathleen L. Morrison, the officers and directors of Cardiff prior to the Merger, resigned as officers and directors of Cardiff. In their place, the following individuals were appointed as officers and directors of Cardiff:

     Name                         Position

     Gary R. Teel        Chairman of the Board/Secretary/Treasurer

     Daniel Thompson     CEO/President/Director

     Robert Fallon       Chief Marketing Officer

     Additional information about the recently appointed officers and directors of Cardiff is set forth in Item 2.01, Item 5 of this Form 8-K.

            ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

     As the result of the completion of the Merger described in Items 1.01 and 2.01 of this Form 8-K, Cardiff believes it is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Securities Exchanges Act of 1934, as amended.

           ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired- Legacy Audited Financial Statements

     Report of Independent Registered Public Accounting Firm

     Balance Sheets as of December 31, 2004 and 2003

     Statements of Operations for the years ended December 31, 2004 and 2003 and for the period August 29, 2001 (Date of Inception) to December 31, 2004 and 2003

     Statement of Member's' Equity for the years ended December 31, 2004 and 2003 and for the period from August 29, 2001 (Date of Inception) to December 31, 2004

     Statements of Cash Flows for the years ended December 31, 2004 and 2003 and for the period August 29, 2001 (Date of Inception) to December 31, 2004

     Notes to Financial Statements

                 REPORT OF INDEPENDENT REGISTERED
                      PUBLIC ACCOUNTING FIRM




To the Board of Directors and Members
Legacy Card Company, LLC

   We have audited the accompanying balance sheets of Legacy Card Company, LLC (a limited liability company in the development stage) (the "Company") as of December 31, 2004 and 2003 and the related statements of operations, members' equity and cash flows for each of the years in the two-year period ended December 31, 2004, and for the period from inception to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legacy Card Company, LLC as of December 31, 2004 and 2003, and the results of its operations and cash flows for each of the years in the two-year period ended December 31, 2004, and for the period from inception through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


   The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has sustained operating losses since its inception and has negative working capital and an accumulated deficit during the years ended December 31, 2004 and 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note
A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Rose, Snyder & Jacobs
Rose, Snyder & Jacobs
A Corporation of Public Accountants

Encino, California
September 29, 2005

                     LEGACY CARD COMPANY, LLC
                  (A Development Stage Company)
                          BALANCE SHEETS
                    December 31, 2004 and 2003


                              Assets
                                                  2004          2003
Current assets:
  Cash and cash equivalents                 $     5,144    $      (119)
  Deposit in escrow account, note C             442,000              0
                                            -----------    -----------
    Total Current Assets                        447,144           (119)

Property & equipment, note D:
  Artwork                                         6,536          6,536
  Computer equipment                             71,050         71,050
  Domain names                                    1,250          1,250
  Furniture and fixtures                         70,484         70,484
  Leasehold improvements                          9,201          9,201
  Office equipment                               31,180         31,180
  Software                                        1,596          1,596
  Accumulated depreciation and amortization    (136,146)       (90,039)
                                            -----------    -----------
    Property & equipment, net                    55,151        101,258
                                            -----------    -----------
Other assets:
  Deposits                                          600         17,030
  Loan fees, net, note C                         37,500              0
                                            -----------    -----------
    Total Assets                            $   540,395    $   118,169
                                            ===========    ===========

            Liabilities and Members' Equity (Deficit)

Current liabilities:
  Accounts payable                          $   818,387    $   508,689
  Interest payable                               27,316              0
  Payroll and payroll tax payable                 6,205          3,174
  Due to / from members, note B                 826,591        685,499
  Current portion of long term debt, note C     382,000              0
                                            -----------    -----------
    Current liabilities                       2,060,499      1,197,362

Long term debt:
  Payable to Legacy Investors, note C           618,000              0

Commitments and contingencies, note D

Members' equity (deficit)
  Member units                                1,711,962      1,711,962
  Deficit accumulated during the development
   stage                                     (3,850,066)    (2,791,155)
                                            -----------    -----------
    Total Liabilities and Members' Equity
     (Deficit)                              $   540,395    $   118,169
                                            ===========    ===========

                     See accompanying notes.

                     LEGACY CARD COMPANY, LLC
                  (A Development Stage Company)
                     STATEMENTS OF OPERATIONS
      Years Ended December 31, 2004 and 2003 and the Period
     August 29, 2001 (Date of Inception) to December 31, 2004


                                                                 08/29
                                  Years Ended December 31, (Date of Inception)
                                    2004        2003      to December 31, 2004

Revenue                           $        0   $        0   $         0

Cost of sales                              0            0             0
                                  ----------   ----------   -----------
     Gross profit                          0            0             0

Operating expenses
     Legal services                  253,956       55,782       409,788
     Salaries and wages               45,791      293,164       820,049
     Rent                            204,951      155,002       406,652
     Consulting and outside services 113,784      178,697       633,863
     Guaranteed payments             178,561      233,333       323,855
     Research and development         36,410      173,623       210,810
     Other operating expenses        206,594      475,701       989,244
                                  ----------   ----------   -----------
     Loss from operations         (1,040,047)  (1,565,302)   (3,794,261)

Other income & expense:

     Sublease rental income           55,979            0        55,979
     Interest income                       0            7         6,768
     Interest expense                (74,843)     (43,587)     (118,552)
                                  ----------   ----------   -----------
Total other income & expense         (18,864)     (43,580)      (55,805)
                                  ----------   ----------   -----------
Loss before income tax            (1,058,911)  (1,608,882)   (3,850,066)
                                  ----------   ----------   -----------
Net loss                         $(1,058,911) $(1,608,882)  $(3,850,066)
                                  ==========   ==========   ===========

                     See accompanying notes.

                     LEGACY CARD COMPANY, LLC
                  (A Development Stage Company)
                   STATEMENT OF MEMBERS EQUITY
      Years Ended December 31, 2004 and 2003 and the Period
     August 29, 2001 (Date of Inception) to December 31, 2004

                                     Membership   Accumulated
                                     Interests      Deficit          Total

BALANCE, AUGUST 29, 2001
(Date of Inception)                  $         0   $        0      $       0

Issuance of membership interests
for cash, 2001                           200,833            0        200,833

Issuance of membership interests
for cash, 2002                         1,040,129            0      1,040,129

Net Loss                                       0   (1,182,273)    (1,182,273)

                                     -----------  -----------   ------------
BALANCE, DECEMBER 31, 2003             1,240,962   (1,182,273)        58,689

Issuance of membership interests
for cash, 2003                           471,000            0        471,000

Net Loss                                       0   (1,608,882)    (1,608,882)

                                     -----------  -----------   ------------
BALANCE, DECEMBER 31, 2003             1,711,962   (2,791,155)*   (1,079,193)

Net Loss                                       0   (1,058,911)    (1,058,911)
                                     -----------  -----------   ------------
BALANCE, DECEMBER 31, 2004           $ 1,711,962  $(3,850,066)* $ (2,138,104)
                                     ===========  ===========   ============

                      See accompanying notes

                     LEGACY CARD COMPANY, LLC
                  (A Development Stage Company)
                     STATEMENTS OF CASH FLOW
      Years Ended December 31, 2004 and 2003 and the Period
     August 29, 2001 (Date of Inception) to December 31, 2004

                                                                 08/29
                                  Years Ended December 31, (Date of Inception)
                                    2004        2003      to December 31, 2004

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                       $(1,058,911) $(1,608,882)     $(3,850,066)
  Adjustments to reconcile net
  loss to net cash used in
  operating activities
     Depreciation and
      amortization                    53,607       45,595          143,646
     (Increase) decrease in:
     Deposits                         16,430      (17,030)            (600)
     Increase (decrease) in:
     Accounts payable                371,270      364,823          879,959
     Interest payable                 71,908       38,802          113,420
     Payroll and payroll tax
      payable                          3,031        3,174            6,205
                                 -----------  -----------      -----------
NET CASH USED IN OPERATING
ACTIVITIES                          (542,665)  (1,173,518)      (2,707,436)

CASH FLOW FROM INVESTING ACTIVITIES
     Payments for property and
      equipment                            0      (45,473)        (191,297)
                                 -----------  -----------      -----------
NET CASH USED IN INVESTING
ACTIVITIES                                 0      (45,473)        (191,297)

CASH FLOW FROM FINANCING ACTIVITIES
     Proceeds from member advances    96,500      740,295          740,487
     Proceeds from Legacy Investors
      debentures                     451,428            0          451,428
     Capital contributions                 0      471,000        1,711,962
                                 -----------  -----------      -----------
NET CASH PROVIDED BY FINANCING
ACTIVITIES                           547,928    1,211,295        2,903,877

NET INCREASE (DECREASE) IN CASH        5,263       (7,696)           5,144

CASH AT BEGINNING OF THE PERIOD         (119)       7,577                0
                                 -----------  -----------      -----------
CASH AT END OF PERIOD            $     5,144  $      (119)     $     5,144
                                 ===========  ===========      ===========

SUPPLEMENTAL DISCLOSURES
     Interest paid in cash       $     2,935  $     1,778      $     5,132
                                 ===========  ===========      ===========


Non-Cash Activities

Accrued interest in the amounts of $44,592, $38,802 and $86,104 were capitalized to members advances for the years ended December 31, 2004 and 2003, and for the period from August 29, 2001 (inception) to December 31, 2004, respectively.

Out of the $1,000,000 debentures from Legacy Investors, $106,572 was used to pay loan related fees, and $442,000 remained in an escrow account at December 31, 2004.

                     LEGACY CARD COMPANY, LLC
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 2004 and 2003

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization and Nature of Operations

Legacy Card Company, LLC was formed as a Limited Liability Company on August 29, 2001. The purpose of the Company is to develop a co-marketing agreement with a premier national bank to offer an integrated financial program to consumers. Legacy Card Company, LLC is a credit card marketing company. The Company offers a new credit card that takes advantage of Internal Revenue Code
Section 529 educational savings tax-reform legislation, providing significant tax-free savings and economic incentives for families to save early and often for college tuition and related expenses. The Company will derive its revenues from new credit card one-time account fees, new mutual (ESA) one-time account fees, credit card dollar purchase fees, any negotiated mutual fund
(ESA) annual account management fees and any negotiated credit card annual renewal fees. The Company expects to commence the launch of their credit card in a test market in Fall 2005.

Development Stage Activities

The Company is focusing its efforts in two areas during the development stage. First, the Company is devoting substantial time to the development of the credit card technology software, which will be used to capture information at the credit card transaction level. Second, the Company is working to contract with merchants to participate in the program and add incentives for consumers to both use the credit card and make purchases from these merchants.

Going Concern

The Company has sustained operating losses since its inception and has negative working capital and an accumulated deficit. The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions. As discussed in note E, the board of directors agreed to enter into an Agreement and Plan of Merger with Cardiff International, Inc., a publicly held corporation. Management believes this merger will facilitate the raising of capital, allowing the Company to pursue the development of its credit card business.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three (3) months or less to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                                               Years
               Artwork                           7
               Computer equipment                3
               Domain and software               3
               Furniture and fixtures            5
               Office equipment                  5
               Leasehold improvements       life of lease

During the years ended December 31, 2004 and 2003, depreciation expense was $46,107 and $45,597, respectively.

                     LEGACY CARD COMPANY, LLC
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 2004 and 2003


NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

Advertising Costs

Advertising costs are charged to expense when incurred. During the years ended December 31, 2004 and 2003, the amount charged to expense was $23,800 and $140,000, respectively.

Research and Development

Research and development costs are charged to expense when incurred. These costs primarily include the costs associated with the development of the credit card software technology. During the years ended December 31, 2004 and 2003, the amount charged to expense was $36,410 and $173,623, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. Members are taxed individually on their shares of the Company's earnings. The Company's net income or loss is allocated among the members in accordance with the regulations of the Company.


NOTE B   RELATED PARTY TRANSACTIONS

Due to/from Members

The Company borrows funds from Daniel Thompson and Gary Teel, both are Members and Officers of the Company. The terms of repayment stipulate the loans are due twenty-four (24) months after the launch of the Legacy Tuition Card at an
annual interest rate of six (6) percent.   The balance due to both Daniel
Thompson and Gary Teel at December 31, 2004 and 2003, including accrued interest, is as follows:
                                       December 31
                                     2004         2003

             Daniel Thompson       $413,296   $ 342,750
             Gary Teel              413,295     342,749
                                   --------   ---------
                 Total             $826,591   $ 685,499
                                   ========   =========

Employment Agreements

The employment agreements that both Daniel Thompson and Gary Teel have with the Company provides for their compensation to be $25,000 each, per month. Both Daniel Thompson and Gary Teel have waived their right to receive any unpaid balances.

                     LEGACY CARD COMPANY, LLC
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 2004 and 2003

NOTE C   NOTE PAYABLE, ESCROW DEPOSIT & LOAN FEES

On August 5, 2004, the Company entered into a loan agreement with Legacy Investors, LLC, a Florida limited liability company. The initial loan amount of $1,000,000 (the "Initial Loan Amount") was made by Legacy Investors, LLC upon the satisfaction of the post-closing covenant, comprising of a convertible debenture in the amount of $500,000 and an initial debenture for the amount of $500,000. Lenders required funds to be deposited into an escrow account. Disbursements were required to be from an escrow agent.

The convertible debenture in the amount of $500,000 bears an interest rate of 10.00% per year and matures in August 2006, when the principal and accrued interest is due and payable in full. The indebtedness is convertible into Series A Preferred Membership interests of the Company.

The initial debenture in the amount of $500,000 bears an interest rate of 10.00% per year. Principal payments shall be payable in thirty-six (36) consecutive monthly installments, commencing August 2004, and are payable out of the distributable net cash of the Company.

Under an event of default, the interest rate on both debentures increases to 18% and the terms of repayment and the maturity dates are subject to change.

The Company entered into a security agreement stating that the assets of the Company as well as the stock pledges are collateral on this loan.

As of December 31, 2004, the Company received $451,428 of these funds and assumed $106,572 of fees. The balance remaining in the escrow account at December 31, 2004 was $442,000, of which $382,000 was paid back to Legacy Investors, LLC in May 2005. See Note E.

The loan fees related to the portion of loan funds that were not received by the Company as of December 31, 2004, was expensed during the year, leaving an amortized balance of loan fees of $37,500.


NOTE D   COMMITMENTS AND CONTINGENCIES

Operating Lease

On February 1, 2003, the Company signed a lease with Red Bull North America, Inc. for office space. The lease commenced February 1, 2003 and expires March 31, 2006. The Company vacated the premises in 2004. On April 22, 2003, the Company signed a lease with Pitney Bowes for mailing equipment. This lease commenced April 22, 2003 and expires October 30, 2006. Future minimum rental payments under these leases are:

                        Year Ending
                        December 31,          Rental
                        ------------       -----------
                            2005           $   196,679
                            2006                50,364
                                           -----------
                            Total          $   247,043
                                           ===========

Rent expense for the years ended December 31, 2004 and 2003 was $201,951 and $142,346, respectively.

In April 2004, the Company began subletting their office on a month-to-month basis. During the year ended December 31, 2004, the Company received rental income of $55,979.

                     LEGACY CARD COMPANY, LLC
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                    December 31, 2004 and 2003


NOTE D   COMMITMENTS AND CONTINGENCIES (CONTINUED)

Contingencies (Continued)

On June 2, 2005, the Company went to trial for a complaint filed by a prior officer of the Company, alleging that his employment was not terminated in January 2002, and claiming back wages. The Court issued a ruling and order that found that the officer was entitled to back pay. At December 31, 2004, the Company has $261,958 accrued as a payable to this officer, which does not include interest, should the officer be entitled to interest. The Company is disputing this claim.

The Company is in negotiation with its landlord, Red Bull North America, Inc., who is holding the Company's property and equipment as collateral for balance owed.

>From time to time, the Company is also involved in claims and litigations arising during the course of business.

NOTE E   SUBSQUENT EVENTS

On April 18, 2005, the Company converted from a California limited liability company to a Nevada corporation.

On March 28, 2005, the Company entered into a loan agreement of approximately $1,000,000 with Corporate Capital Management, LLC and VentureBanc, Inc. Simultaneously with the merger with Cardiff International, Inc., Corporate Capital Management, LLC and VentureBanc, Inc. agreed to loan an additional $875,000 to the Company. These notes bear interest at 8% per annum and the term of the notes is 6 months after receipt of the loan. These notes are convertible into shares of common stock of the Company at the option of the holder at the rate of $1.10 per share. In addition, the holders of the notes will receive warrants to purchase 50% of the shares into which the notes are convertible. The term of the warrants is 5 years and the exercise price is $1.75 per share.

In May 2005, the Company re-paid the balance remaining in the escrow deposit to Legacy Investors. Legacy Investors received payment of $382,000 out of the $442,000 balance in the escrow account, and $60,000 was paid to the escrow agent. The Company accrued this $60,000, but management believes that they are not responsible for the payment of the $60,000 to the escrow agent as of December 31, 2004.

On September 28, 2005, the board of directors agreed to enter into an Agreement and Plan of Merger with Cardiff International, Inc. ("Cardiff"), a publicly held corporation. Under this Plan of Merger, Legacy Acquisition Corp, a wholly-owned subsidiary of Cardiff, will merge into the Company. At the effective time of the merger, each outstanding share of the Company will be converted into the right to acquire four shares of Cardiff. At the effective time of the Merger, the Company will be a wholly-owned subsidiary of Cardiff, and all of the Company's stockholders prior to the Merger will be stockholders of Cardiff after the effective time of the Merger.

On August 3, 2005, Legacy entered into an employment agreement with an individual. Under the agreement, this individual will be Legacy's Executive Vice President, Strategic Marketing. The term of the agreement is 60 months. The agreement provides for a monthly salary of $15,000. In addition to her base salary, she will be entitled to an annual performance bonus of 1/2 of 1% of Gross Pre-Tax Profit. The agreement provides for an option to purchase 200,000 shares at $1.25. The option vests six months after employment was commenced. The agreement provides for a vehicle allowance of $15,000 per year commencing 30 days after the Legacy Card Company is launched. If she is terminated without cause or if Legacy is sold, she is entitled to five years of current salary.

On August 5, 2005, Legacy entered into an employment agreement with another individual. Under the agreement, he will be Legacy's Vice President of Corporate Marketing and Sales. The term of the agreement is 60 months. The agreement provides for a monthly salary of $6,266, which will increase to $8,333 when the St. Louis Pilot Program is completed. In addition to his base salary, he will be entitled to an annual performance bonus of 1/2 of 1% of Gross Pre-Tax Profit. The agreement provides for an option to purchase 125,000 shares at $1.25. If he is terminated without cause, he is entitled to six months compensation. If Legacy is sold, he is entitled to one year compensation.

     Legacy Interim Financial Statements (unaudited)

     Balance Sheet as of June 30, 2005 (unaudited)

     Statements of Operations for the six months ended June 30, 2005 and 2004 and the period August 29, 2001 (Date of Inception) to June 30, 2005 (unaudited)

     Statement of Stockholders' Equity for the six months ended June 30, 2005 and 2004 and the period August 29, 2001 (Date of Inception) to June 30, 2005 (unaudited)

     Statements of Cash Flows for the six months ended June 30, 2005 and 2004 and the period from August 29, 2001 (Date of Inception) to June 30, 2005 (unaudited)

      Notes to Condensed Financial Statements (unaudited)

                       LEGACY CARD COMPANY
                  (A Development Stage Company)
                    BALANCE SHEET (UNAUDITED)
                              06/30


                              Assets
                                                           06/30
Current assets:
  Cash and cash equivalents                            $  298,239
                                                       ----------
    Total Current Assets                                  298,239

Property & equipment, note D:
  Artwork                                                   6,536
  Computer equipment                                       71,050
  Domain names                                              1,250
  Furniture and fixtures                                   70,484
  Leasehold improvements                                    9,201
  Office equipment                                         31,180
  Software                                                  1,596
  Accumulated depreciation and amortization              (146,126)
                                                       ----------
    Property & equipment, net                              45,171

Other assets:
  Deposits                                                    600
  Loan fees, net, note C                                   26,250
                                                       ----------
    Total Assets                                       $  370,260
                                                       ==========

            Liabilities and Members' Equity (Deficit)

Current liabilities:
  Accounts payable                                     $  812,039
  Interest payable                                         81,429
  Due to / from shareholders', note B                     653,930
  Current portion of long term debt, note C             1,675,699
                                                       ----------
    Current liabilities                                 3,223,097

Commitments and contingencies, note D

Shareholders' equity (deficit)
  Common stock, $0.0001 par value;
     100,000,0000 shares authorized; 4,500,000
     shares issued and outstanding                            450
  Additional Paid-in Capital                            1,711,512
  Deficit accumulated during the development stage     (4,564,799)
                                                       ----------
    Total Liabilities and Members' Equity (Deficit)    $  370,260
                                                       ==========

                     See accompanying notes.

                       LEGACY CARD COMPANY
                  (A Development Stage Company)
               STATEMENTS OF OPERATIONS (UNAUDITED)
      Six Months Ended June 30, 2005 and 2004 and the Period
       August 29, 2001 (Date of Inception) to June 30, 2005


                                                                    08/29
                                 Six Months Ended June 30, (Date of Inception)
                                     2005       2004         to June 30, 2005

Revenue                                $      0   $      0      $         0

Cost of sales                                 0          0                0
                                       --------   --------      -----------
     Gross profit                             0          0                0

Operating expenses
     Consulting and outside services    242,281     12,500          876,144
     Advertising                        200,000          0          363,800
     Legal services                      52,498     78,380          462,286
     Travel and entertainment            48,948     50,204          245,943
     Rent                                 4,934     85,217          411,586
     Guaranteed payments                      0    191,603          323,855
     Salaries and wages                       0     23,833          820,049
     Research and development                 0      2,410          210,810
     Other operating expenses           102,253     56,698          730,702
                                       --------   --------      -----------
     Loss from operations              (650,914)  (500,845)      (4,445,175)

Other income & expense:

     Sublease rental income                   0      9,721           55,979
     Interest income                          0          0            6,768
     Interest expense                   (63,819)   (22,891)        (182,371)
                                       --------   --------      -----------
Total other income & expense            (63,819)   (13,170)        (119,624)
                                       --------   --------      -----------
Loss before income tax                 (714,733)  (514,015)      (4,564,799)
                                       --------   --------      -----------
Net loss                              $(714,733) $(514,015)     $(4,564,799)
                                       ========   ========      ===========

Basic and diluted loss per share       $  (0.16)  $  (0.11)
                                       ========   ========

Weighted-average common shares
outstanding
     Basic and diluted                4,500,000  4,500,000
                                      =========  =========

                     See accompanying notes.

                       LEGACY CARD COMPANY
                  (A Development Stage Company)
          STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)
          Six Months Ended June 30, 2005 and the Period
       August 29, 2001 (Date of Inception) to June 30, 2005

                  Membership   Common stock     Additional   Accumulated
                   Interests  Shares   Amount Paid-in capital  Deficit   Total

BALANCE, AUGUST
29, 2001 (Date
of Inception)     $      0                                $     0 $         0

Issuance of
membership
interests for
cash, 2001         200,833                                      0     200,833

Issuance of
membership
interests for
cash, 2002       1,040,129                                      0   1,040,129

Net Loss                 0                             (1,182,273) (1,182,273)
                 --------- ---------- ----- --------- -----------  ----------
BALANCE,
DECEMBER 31,
2002             1,240,962          0     0         0  (1,182,273)     58,689

Issuance of
membership
interests for
cash, 2003         471,000          0     0         0           0     471,000

Net Loss                 0          0     0         0  (1,608,882) (1,608,882)
                 --------- ---------- ----- --------- -----------  ----------
BALANCE,
DECEMBER 31,
2003             1,711,962          0     0         0  (2,791,155)*(1,079,193)

Net Loss                 0          0     0         0  (1,058,911) (1,058,911)
                 --------- ---------- ----- --------- -----------  ----------
BALANCE,
DECEMBER 31,
2004             1,711,962          0     0         0  (3,850,066)*(2,138,104)

Conversion to
C-Corporation,
April, 2005     (1,711,962) 4,500,000   450 1,711,512           0           0

Net Loss                 0          0     0         0    (714,733)   (714,733)
                 --------- ---------- ----- --------- -----------  ----------
BALANCE,
JUNE 30,
2005             $       0  4,500,000 $ 450$1,711,512 $(4,564,799)$(2,852,837)
                 ========= ========== ===== ========= ============ ==========

                     See accompanying notes.

                       LEGACY CARD COMPANY
                  (A Development Stage Company)
               STATEMENTS OF CASH FLOW (UNAUDITED)
      Six Months Ended June 30, 2005 and 2004 and the Period
       August 29, 2001 (Date of Inception) to June 30, 2005

                                                                    08/29
                                 Six Months Ended June 30, (Date of Inception)
                                     2005       2004         to June 30, 2005

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                      $  (714,733)  $  (514,015)    $  (4,564,799)
  Adjustments to reconcile net
  loss to net cash used in
  operating activities
     Depreciation and
     amortization                    21,230        20,152           164,876
     (Increase) decrease in:
     Deposits                             0             0              (600)
     Increase (decrease) in:
     Accounts payable                53,652       362,826           933,611
     Interest payable                63,777        22,000           177,197
     Payroll and payroll tax
      payable                        (6,205)       18,210                 0
                                 ----------   -----------     -------------
NET CASH USED IN OPERATING
ACTIVITIES                         (582,279)      (90,827)       (3,289,715)

CASH FLOW FROM INVESTING ACTIVITIES
     Payments for property and
      equipment                           0             0          (191,297)
                                 ----------   -----------     -------------
NET CASH USED IN INVESTING
ACTIVITIES                                0             0          (191,297)

CASH FLOW FROM FINANCING ACTIVITIES
     Proceeds and Repayments
      from shareholders' advances  (182,325)       88,000           558,162
     Proceeds from Legacy
      Investors debentures                0             0           451,428
     Proceeds from notes payable  1,057,699             0         1,057,699
     Capital contributions                0             0         1,711,962
                                 ----------   -----------     -------------
NET CASH PROVIDED BY FINANCING
ACTIVITIES                          875,374        88,000         3,779,251

NET INCREASE (DECREASE) IN CASH     293,095        (2,827)          298,239

CASH AT BEGINNING OF THE PERIOD       5,144          (119)                0
                                 ----------   -----------     -------------
CASH AT END OF PERIOD            $  298,239   $    (2,946)    $     298,239
                                 ==========   ===========     =============

SUPPLEMENTAL DISCLOSURES
     Interest paid in cash       $       42   $       891     $       5,174
                                 ==========   ===========     =============


Non-Cash Activities

Accrued interest in the amounts of $43,633, $22,000 and $133,550 were capitalized to shareholders' advances for the six months ended June 30, 2005 and 2004, and for the period from August 29, 2001 (inception) to June 30, 2005, respectively.

Out of the $1,000,000 debentures from Legacy Investors, $106,572 was used to pay loan related fees, and $442,000 remained in an escrow account at December 31, 2004. In May 2005, $382,000 from the escrow account was re-paid to Legacy Investors and the remaining $60,000 was paid to the escrow agent for legal expenses.

                     See accompanying notes.

                       LEGACY CARD COMPANY
                  (A Development Stage Company)
            NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                          June 30, 2005

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization and Nature of Operations

Legacy Card Company was formed as a Limited Liability Company on August 29, 2001. On April 18, 2005, the Company converted from a California Limited Liability Company to a Nevada Corporation. The purpose of the Company is to develop a co-marketing agreement with a premier national bank to offer an integrated financial program to consumers. Legacy Card Company is a credit card marketing company. The Company offers a new credit card that takes advantage of Internal Revenue Code Section 529 educational savings tax-reform legislation, providing significant tax-free savings and economic incentives for families to save early and often for college tuition and related expenses. The Company will derive its revenues from new credit card one-time account fees, new mutual (ESA) one-time account fees, credit card dollar purchase fees, any negotiated mutual fund (ESA) annual account management fees and any negotiated credit card annual renewal fees. The Company expects to commence the launch of their credit card in a test market in Fall 2005.

Development Stage Activities

The Company is focusing its efforts in two areas during the development stage. First, the Company is devoting substantial time to the development of the credit card technology software, which will be used to capture information at the credit card transaction level. Second, the Company is working to contract with merchants to participate in the program and add incentives for consumers to both use the credit card and make purchases from these merchants.

Going Concern

The Company has sustained operating losses since its inception and has negative working capital and an accumulated deficit. The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions. As discussed in note E, the board of directors agreed to enter into an Agreement and Plan of Merger with Cardiff International, Inc., a publicly held corporation. The Company also entered into an agreement under which it will get an additional loan of $875,000 simultaneously with the merger (see note C). Management believes this merger will facilitate the raising of capital, and combined with the additional loan, it will allow the Company to pursue the development of its credit card business.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three (3) months or less to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                                               Years
               Artwork                           7
               Computer equipment                3
               Domain and software               3
               Furniture and fixtures            5
               Office equipment                  5
               Leasehold improvements       life of lease

                       LEGACY CARD COMPANY
                  (A Development Stage Company)
            NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                          June 30, 2005


NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

Property and Equipment (Continued)

During the six months ended June 30, 2005 and 2004, depreciation expense was $9,980 and $23,048, respectively.

Advertising Costs

Advertising costs are charged to expense when incurred. During the six months ended June 30, 2005 and 2004, the amount charged to expense was $200,000 and $0, respectively.

Research and Development

Research and development costs are charged to expense when incurred. These costs primarily include the costs associated with the development of the credit card software technology. During the six months ended June 30, 2005 and 2004, the amount charged to expense was $0 and $2,410, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company was treated as a partnership for federal income tax purposes up to April 18, 2005, when it converted to a Nevada Corporation. Consequently, federal income taxes were not payable by, or provided for, the Company. Members were taxed individually on their shares of the Company's earnings.
The Company's net income or loss was allocated among the members in accordance with the regulations of the Company.

Loss Per Share

The Company presents its loss per share, using the weighted average number of shares outstanding as if the conversion to a Nevada Corporation had occurred on January 1, 2004.


NOTE B   RELATED PARTY TRANSACTIONS

Due to/from Shareholders'

The Company borrows funds from Daniel Thompson and Gary Teel, both are Shareholders and Officers of the Company. The terms of repayment stipulate the loans are due twenty-four (24) months after the launch of the Legacy
Tuition Card at an annual interest rate of six (6) percent.   The balance due
to both Daniel Thompson and Gary Teel at June 30, 2005, including accrued interest, is as follows:

                      Daniel Thompson      $ 326,965
                      Gary Teel              326,965
                                           ---------
                          Total            $ 653,930
                                           =========

Employment Agreements

The employment agreements that both Daniel Thompson and Gary Teel have with the Company provides for their compensation to be $25,000 each, per month. Both Daniel Thompson and Gary Teel have waived their right to receive any unpaid balances.

                       LEGACY CARD COMPANY
                  (A Development Stage Company)
            NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                          June 30, 2005

NOTE C   NOTE PAYABLE, ESCROW DEPOSIT & LOAN FEES

Legacy Investors, LLC

On August 5, 2004, the Company entered into a loan agreement with Legacy Investors, LLC, a Florida limited liability company. The initial loan amount of $1,000,000 (the "Initial Loan Amount") was made by Legacy Investors, LLC upon the satisfaction of the post-closing covenant, comprising of a convertible debenture in the amount of $500,000 and an initial debenture for the amount of $500,000. Lenders required funds to be deposited into an escrow account. Disbursements were required to be from an escrow agent.

The convertible debenture in the amount of $500,000 bears an interest rate of 10.00% per year and matures in August 2006, when the principal and accrued interest is due and payable in full. The indebtedness is convertible into Series A Preferred Membership interests of the Company.

The initial debenture in the amount of $500,000 bears an interest rate of 10.00% per year. Principal payments shall be payable in thirty-six (36) consecutive monthly installments, commencing August 2004, and are payable out of the distributable net cash of the Company.

Under an event of default, the interest rate on both debentures increases to 18% and the terms of repayment and the maturity dates are subject to change.

The Company entered into a security agreement stating that the assets of the Company as well as the stock pledges are collateral on this loan.

In May 2005, the Company re-paid the balance remaining in the escrow deposit to Legacy Investors. Legacy Investors received payment of $382,000 out of the $442,000 balance in the escrow account, and $60,000 was paid to the escrow agent. The Company accrued this $60,000 as of June 30, 2005, but management believes that they are not responsible for the payment of the $60,000 to the escrow agent.

The loan fees related to the portion of loan funds that were not received by the Company as of June 30, 2005 was expensed during the year 2004, leaving an amortized balance of loan fees of $26,250 at June 30, 2005.

Corporate Capital Management, LLC and VentureBanc, Inc.

On March 28, 2005, the Company entered into a loan agreement of approximately $1,000,000 with Corporate Capital Management, LLC and VentureBanc, Inc. Simultaneously with the merger with Cardiff International, Inc. (See Note E), Corporate Capital Management, LLC and VentureBanc, Inc. agreed to loan an additional $875,000 to the Company. These notes bear interest at 8% per annum and the term of the notes is 6 months after receipt of the loan. These notes are convertible into shares of common stock of the Company at the option of the holder at the rate of $1.10 per share. In addition, the holders of the notes will receive warrants to purchase 50% of the shares into which the notes are convertible. The term of the warrants is 5 years and the exercise price is $1.75 per share.

At June 30, 2005, the Company has the following loans outstanding:

          Legacy Investors, LLC note payable $ 618,000 Corporate Capital Management, LLC and
          VentureBanc, Inc. note payable            1,057,699
                                                  -----------
               Total outstanding, current         $ 1,675,699
                                                  ===========

                       LEGACY CARD COMPANY
                  (A Development Stage Company)
            NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                          June 30, 2005

NOTE D   COMMITMENTS AND CONTINGENCIES

Operating Lease

On February 1, 2003, the Company signed a lease with Red Bull North America, Inc. for office space. The lease commenced February 1, 2003 and expires March 31, 2006. On April 22, 2003, the Company signed a lease with Pitney Bowes for mailing equipment. This lease commenced April 22, 2003 and expires October 30, 2006. Future minimum rental payments under these leases are:

                        Year Ending
                          June 30,          Rental
                        -----------       ----------
                            2006          $  150,018
                            2007               1,074
                                          ----------
                            Total         $  151,092
                                          ==========

Rent expense for the six months ended June 30, 2005 and 2004 was $4,934 and $85,271, respectively.

In April 2004, the Company began subletting their office on a month-to-month basis. During the six months ended June 30, 2005 and 2004, the Company received rental income of $0 and $9,721, respectively.

Contingencies

On June 2, 2005, the Company went to trial for a complaint filed by a prior officer of the Company, alleging that his employment was not terminated in January 2002, and claiming back wages. The Court issued a ruling and order that found that the officer was entitled to back pay. At June 30, 2005 and 2004, the Company has $261,958 accrued as a payable to this officer, which does not include interest, should the officer be entitled to interest. The Company is disputing this claim.

The Company is in negotiation with its landlord, Red Bull North America, Inc., who is holding the Company's property and equipment as collateral for balance owed.

>From time to time, the Company is also involved in claims and litigations arising during the course of business.

NOTE E   SUBSQUENT EVENTS

On September 28, 2005, the board of directors agreed to enter into an Agreement and Plan of Merger with Cardiff International, Inc. ("Cardiff"), a publicly held corporation. Under this Plan of Merger, Legacy Acquisition Corp, a wholly owned subsidiary of Cardiff, will merge into the Company. At the effective time of the merger, each outstanding share of the Company will be converted into the right to acquire four shares of Cardiff. At the effective time of the Merger, the Company will be a wholly owned subsidiary of Cardiff, and all of the Company's stockholders prior to the Merger will be stockholders of Cardiff after the effective time of the Merger.

On August 3, 2005, Legacy entered into an employment agreement with an individual. Under the agreement, this individual will be Legacy's Executive Vice President, Strategic Marketing. The term of the agreement is 60 months. The agreement provides for a monthly salary of $15,000. In addition to her base salary, she will be entitled to an annual performance bonus of 1/2 of 1% of Gross Pre-Tax Profit. The agreement provides for an option to purchase 200,000 shares at $1.25. The option vests six months after employment was commenced. The agreement provides for a vehicle allowance of $15,000 per year commencing 30 days after the Legacy Card Company is launched. If she is terminated without cause or if Legacy is sold, she is entitled to five years of current salary.

On August 5, 2005, Legacy entered into an employment agreement with another individual. Under the agreement, he will be Legacy's Vice President of Corporate Marketing and Sales. The term of the agreement is 60 months. The agreement provides for a monthly salary of $6,266, which will increase to $8,333 when the St. Louis Pilot Program is completed. In addition to his base salary, he will be entitled to an annual performance bonus of 1/2 of 1% of Gross Pre-Tax Profit. The agreement provides for an option to purchase 125,000 shares at $1.25. If he is terminated without cause, he is entitled to six months compensation. If Legacy is sold, he is entitled to one year compensation.

(b)       Pro Forma Financial Information

     Consolidated Pro Forma Balance Sheets as of June 30, 2005 (unaudited)

     Notes to Pro Forma Consolidated Balance Sheet as of June 30, 2005
     (unaudited)

BACKGROUND INFORMATION REGARDING PRO FORMA FINANCIAL STATEMENTS

On September 28, 2005, Legacy Card Company (Legacy) approved a merger whereby Legacy Acquisition Corp (LAC), a wholly-owned subsidiary of Cardiff International, Inc. (Cardiff), will merge with and into Legacy, with Legacy surviving as a wholly-owned subsidiary of Cardiff. In the merger, all of the outstanding shares of Legacy capital stock will be converted into the right to acquire 4 shares of Cardiff common stock, representing 18,000,000 shares of Cardiff.

The following unaudited pro forma combined balance sheet reflects the combination of Legacy and Cardiff and the issuance of shares of Cardiff common stock to Legacy stockholders. The unaudited pro forma combined balance sheet has been derived from unaudited consolidated historical financial statements of both Legacy and Cardiff. The financial statements of Cardiff as of June 30, 2005 are contained in its Quarterly Report on Form 10-Q filed with the SEC on August 3, 2005. The financial statements of Legacy as of June 30, 2005 are contained in this filing. The unaudited pro forma condensed combined balance sheet as of June 30, 2005 was prepared as if the merger had occurred on that date.

Although from a legal perspective, Cardiff acquired Legacy, from an accounting perspective, the transaction is viewed as a recapitalization of Legacy accompanied by an issuance of stock by Legacy for the net assets of Cardiff. This is because Cardiff did not have operations immediately prior to the merger, and following the merger, Legacy is the operating company. Legacy's officers and directors will serve as the officers and directors of the new combined entity. Additionally, Legacy's stockholders will own approximately 90% of the outstanding shares of Cardiff after the completion of the transaction.

Given these circumstances, the transaction is accounted for as a capital transaction rather than as a business combination. That is, the transaction is equivalent to the issuance of stock by Legacy for the net assets of Cardiff, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible is recorded. Because the transaction is accounted for as a capital transaction, the pro-forma financial statements do not include an income statement. In addition, the pro forma balance sheet has been prepared in such a manner that the pro forma equity section reflects the total outstanding Cardiff shares for the new merged entity. Additional, Cardiff's accumulated deficit and additional paid-in capital accounts have been eliminated, while Legacy's accumulated deficit remains.

The unaudited pro forma combined balance sheet has been prepared under the assumption that 100% of Legacy's shares of common stock will be converted into Cardiff common stock.

In the opinion of management of Legacy and Cardiff, all adjustments necessary to present fairly the pro forma combined balance sheet have been made based on the terms and structure of the transaction.

The unaudited pro forma combined balance sheet is not necessarily indicative of what actual results would have been had the transaction or issuance of Cardiff common stock to Legacy occurred at the beginning of the period nor do they purport to indicate the results of future operations of Cardiff and Legacy. The unaudited pro forma combined balance sheet should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of Cardiff and Legacy.

                       LEGACY CARD COMPANY
                  (A Development Stage Company)
         CONSOLIDATED PRO FORMA BALANCE SHEET (UNAUDITED)
                              06/30


                 Assets
                                              Cardiff
                              Legacy Card International, Pro Forma  Pro Forma
                                 Company        Inc.     Adjustments Combined
Current assets:
  Cash and cash equivalents   $  298,239    $       0    $     0  $   298,239
  Deposit in escrow account            0            0          0            0
                              ----------    ---------    -------   ----------
    Total Current Assets         298,239            0          0      298,239

Property & equipment:
  Artwork                          6,536            0          0        6,536
  Computer equipment              71,050            0          0       71,050
  Domain names                     1,250            0          0        1,250
  Furniture and fixtures          70,484            0          0       70,484
  Leasehold improvements           9,201            0          0        9,201
  Office equipment                31,180            0          0       31,180
  Software                         1,596            0          0        1,596
  Accumulated depreciation
   and amortization             (146,126)           0          0     (146,126)
                              ----------    ---------    -------   ----------
    Property & equipment, net     45,171            0          0       45,171
                              ----------    ---------    -------   ----------

Other assets:
  Deposits                           600            0          0          600
  Loan fees, net                  26,250            0          0       26,250
                              ----------    ---------    -------   ----------
    Total Assets              $  370,260    $       0    $     0   $  370,260
                              ==========    =========    =======   ==========

Liabilities and Members' Equity (Deficit)

Current liabilities:
  Accounts payable            $  812,039    $       0    $     0   $  812,039
  Interest payable                81,429        7,373          0       88,802
  Due to / from members          653,930       42,900          0      696,830
  Current portion of long term
   debt                        1,675,699            0          0    1,675,699
                              ----------    ---------    -------   ----------
    Current liabilities        3,223,097       50,273          0    3,273,370

Commitments and contingencies

Shareholders' equity (deficit)
  Common stock                       450            0       (450)(1)        0
  Paid-in Capital              1,711,512      545,659   (595,482)(1)1,661,689
  Deficit accumulated during
   the development stage      (4,564,799)    (595,932)   595,932(1)(4,564,799)
                              ----------    ---------    -------  ----------
    Total Liabilities and
    Members' Equity (Deficit) $  370,260    $       0    $     0  $  370,260
                              ==========    =========    =======  ==========

     Notes to Pro Forma Combined Balance Sheet (unaudited)
                         June 30, 2005


(1) To record the issuance of 18,000,000 shares of Cardiff common stock in exchange for all the outstanding shares of Legacy common stock, to record the issuance of 1,175,000 shares of Cardiff common stock to Corporate Capital Management, LLC and to Venturebanc, Inc. for the cost of an indemnity agreement with Jenson Services, and to record the recapitalization of Legacy for the reverse acquisition.

(d)       Exhibits

     Exhibit 10.1   Form Convertible Promissory Note

     Exhibit 10.2   Form Warrant

     Exhibit 21     Subsidiaries of Cardiff International, Inc.

     8-K Current Report dated November 1, 2005, and filed with the Securities and Exchange Commission on November 1, 2005*

     2.1 Agreement and Plan of Merger, dated as of November 1, 2005, by and among Cardiff International, Inc., a Colorado Corporation, Legacy Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Cardiff International, Inc., and Legacy Card Company, Inc., a Nevada corporation

    99.1 Press Release of Cardiff International, Inc. dated November 1, 2005, regarding the proposed Merger

          * Incorporated herein by reference.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 14, 2005                CARDIFF INTERNATIONAL, INC.

                                         By:  /s/ Daniel Thompson
                                         President